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                                                                       EXHIBIT F


                                 April 29, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


        Re:    Columbia Energy Group, File No. 70-9131

Dear Sirs:

        As counsel for Columbia Energy Group ("Columbia"), a holding company registered under the Public Utility Holding Company Act of 1935 (the "Act"), I deliver to you this opinion for filing as Exhibit F to the Application-Declaration referenced above. Briefly stated, Columbia is seeking authority for system nonutility companies to engage in energy management, performance contracting, consulting, certain retail services, and monitoring and response goods and services, as well as energy peaking, project development and ownership and customer appreciation activities, to associate and nonassociate customers, and to provide customer financing in connection with these activities.

        In connection with the above, I have examined:

        (i)    the Application-Declaration, as amended;

        (ii) such other documents, records and matters of law as I deemed necessary to enable me to render this opinion;

        Based upon the foregoing and relying thereupon, I am of the opinion that if the financing transactions are consummated in accordance with the Application-Declaration:

        (a) all state and federal laws applicable to the proposed transactions will have been complied with;



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Securities and Exchange Commission
April 29, 1998
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        (b)    the consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by Columbia, or by any associate company thereof.

        I hereby consent to the filing of this opinion as an exhibit to the Application-Declaration.


                                       Very truly yours,

                                       //s//Emanuel D. Strauss
                                       -----------------------------------------
                                       Columbia Energy Group Service Corporation